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                                                                    EXHIBIT 4.58

September 20, 2002

Mr. Richard Carter            Mr. Robert Jensen
Chief Executive Officer       Chief Financial Office and Chief Operating Office
EpicEdge, Inc.                EpicEdge, Inc.
5508 Highway 290 West         5508 Highway 290 West
Suite 300                     Suite 300
Austin, Texas  78735          Austin, Texas  78735

Dear Richard and Bob:

The following letter outlines the terms under which Edgewater Private Equity Fund III, L.P ("Edgewater") will consider providing an additional investment in EpicEdge, Inc. (the "Company"). Since the beginning of 2002, Edgewater has funded $2,600,000 under various convertible secured promissory notes. Edgewater is obligated under the Note and Preferred Stock Purchase Agreement and other transaction documents and amendments to those documents (the "April Documents") executed in April, 2002 to convert $1,000,000 plus accured interest to Series B Convertible Preferred Stock ("Series B Stock") at a point in the future that is determined by Edgewater and the Company.

The term sheet below outlines the terms under which Edgewater would consider providing an additional $500,000 in debt/equity to the Company and a guaranty to a financial institution to assist with the establishment of a senior secured line of credit for the Company. The newly funded debt will be combined with $1,600,000 plus accrued interest funded under previous secured promissory notes that would be convertible into a Series B-1 Preferred Stock instrument that will have a 3.5x liquidation preference. The Series B-1 liquidation preference will be senior to any other series of preferred stock. In exchange for Edgewater's $1,000,000 guarantee of bank debt, Edgewater will receive warrants that will be convertible into Series B-1 Preferred Stock at a face value of $1,000,000. Effectively, Edgewater would receive warrants for Series B-1 Preferred Stock equal to a direct investment of $1,000,000 for its $1,000,000 guarantee of bank debt.

Upon full conversion by Edgewater, the Series B-1 Preferred Stock will total $3,100,000 plus any accrued interest from the $2,100,000 in secured notes.

            Newly Funded Debt         $   500,000
            Previously Funded Debt    $1,600,000
            Warrants from Guaranty    $1,000,000
                                      ----------
            Total Series B-1          $3,100,000 (plus accrued interest)
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Edgewater will agree to convert its existing debt governed by the April
Documents to Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shortly following the funding of the additional capital and the establishment of the secured line of credit.

The Company agrees to pay all legal and other fees currently outstanding to Edgewater and those incurred during this transaction at the Closing of this transaction.

It is understood that this Term Sheet constitutes a statement of the Parties present mutual intentions with respect to the proposed transactions and does not contain all matters upon which agreement must be reached in order for the transactions to be completed. No legally binding agreements or obligations of any party are created by this Memorandum and any contemplated financing is subject to due diligence by the prospective investors. A binding commitment with respect to the transactions will result only from the negotiation, execution and delivery of the definitive Note and Preferred Stock Purchase Agreement (and related documents, instruments and agreements).

I. TERMS

      A.    CONVERTIBLE SECURED BRIDGE LOAN

            TYPE OF SECURITIES:                   Convertible Secured Bridge
                                                  Promissory Notes
                                                  (collectively, the "Notes")

            LENDERS:                              Edgewater

            CLOSING:                              As soon as practicable (the
                                                  "Closing Date")

            LOAN AMOUNT:                          $500,000

            INTEREST:                             8% per annum

            MATURITY:                             1 year

            LOAN CONVERSION:                      The outstanding balance of the
                                                  Loan Amount plus all accrued
                                                  interest plus $1,600,000 plus
                                                  accrued interest previously
                                                  funded under various
                                                  convertible secured promissory
                                                  notes, shall be converted into
                                                  shares of Series B-1
                                                  Convertible Preferred Stock,
                                                  $0.01 par value ("Series B-1
                                                  Stock"), with a stated value
                                                  equal to the debt plus accrued
                                                  interest converted (the
                                                  "Original Series B-1 Purchase
                                                  Price"). The date on which the
                                                  principal and interest
                                                  underlying the Loan shall be
                                                  converted into Series B Stock
                                                  shall be referred to as the
                                                  "B-1 Conversion Date."


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            BANK GUARANTY:                        Edgewater shall provide a
                                                  $1,000,000 guaranty to assist
                                                  the Company in establishing a
                                                  secured line of credit. In
                                                  exchange for the guaranty,
                                                  Edgewater will receive
                                                  warrants ("Series B-1
                                                  Warrants") for Series B-1
                                                  Stock equal to the face value
                                                  of the guaranty.

            BONUS POOL:                           The Bonus Pool as established
                                                  per the April Documents will
                                                  remain in place and will be
                                                  amended to include
                                                  consideration of the Series
                                                  B-1 Stock.

            SECURITY INTEREST:                    The Notes shall be secured by
                                                  a perfected lien on all of the
                                                  Company's assets subordinate
                                                  only to the senior secured
                                                  lender.

            NOTE AND PREFERRED STOCK PURCHASE     The Loan shall be made
            AGREEMENT:                            pursuant to a Note and
                                                  Preferred Stock Purchase
                                                  Agreement (and other
                                                  documents, instruments and
                                                  agreements delivered in
                                                  connection therewith
                                                  including, without limitation,
                                                  security agreements and
                                                  collateral assignments)
                                                  reasonably acceptable to the
                                                  Company and the Lenders, which
                                                  agreement shall contain, among
                                                  other things, appropriate
                                                  representations and warranties
                                                  and covenants of the Company
                                                  and appropriate conditions to
                                                  closing, the terms of which
                                                  shall be substantially the
                                                  same as the terms in the April
                                                  Documents.

      II.   PREFERRED STOCK                       The Company shall prepare and
                                                  file with the Texas Secretary
                                                  of State (on or before the
                                                  Conversion Date) a Certificate
                                                  of Designation authorizing the
                                                  Series B-1 Stock having the
                                                  following rights, preferences
                                                  and privileges as part of the
                                                  Restated Articles:

            PREFERENCE:                           In the event of any Liquidity
                                                  Event (as defined in the
                                                  Memorandum of Terms), the
                                                  proceeds therefrom shall be
                                                  distributed as follows:


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                                                  The holders of the Series B-1
                                                  Stock will be entitled to
                                                  receive: (a) senior to the
                                                  holders of the Series A
                                                  Convertible Preferred Stock
                                                  and Series B Stock and in
                                                  preference to Common Stock, an
                                                  amount equal to three and
                                                  one-half (3.5) times the
                                                  Original Series B-1 Purchase
                                                  Price per share (the "Series
                                                  B-1 Preference") and a ratable
                                                  share of the distribution of
                                                  assets and property with the
                                                  holders of Common Stock at a
                                                  conversion price of $0.75 per
                                                  share, or (b) a ratable share
                                                  of the distribution of assets
                                                  and property with the holders
                                                  of Common Stock, participating
                                                  on an as converted basis at
                                                  $0.25 per share.

            CONVERSION:                           The holders of the Series B-1
                                                  Stock will have the right to
                                                  convert shares of Series B-1
                                                  Stock, at the option of each
                                                  holder thereof, at any time,
                                                  into shares of Common Stock at
                                                  a conversion price equal to
                                                  one share of Common Stock for
                                                  each $0.25 of stated value if
                                                  the holders of the Series B-1
                                                  Stock elect not to take the
                                                  Series B-1 Preference. If the
                                                  holders of the Series B-1
                                                  Stock take the Series B-1
                                                  Preference, the conversion
                                                  price will be $0.75 per share.
                                                  The total number of shares of
                                                  Common Stock into which such
                                                  shares may be converted
                                                  initially will be determined
                                                  by dividing the aggregate
                                                  Original Series B-1 Purchase
                                                  Price paid plus accrued
                                                  interest plus Series B-1
                                                  Warrants, by the Conversion
                                                  Price. The initial Conversion
                                                  Price for the Series B-1 Stock
                                                  will be $0.25 or $0.75 (if the
                                                  holders of the Series B-1
                                                  Stock take the Series B-1
                                                  Preference), as the case may
                                                  be. The Conversion Price for
                                                  the Series B-1 Stock will be
                                                  subject to adjustment as
                                                  provided below.

            AUTOMATIC CONVERSION:                 All of the Series B-1 Stock
                                                  will be automatically
                                                  converted into Common Stock,
                                                  at the then applicable
                                                  Conversion Price, in the event
                                                  that the holders of at least
                                                  2/3 of the Series B-1 Stock
                                                  originally issued have
                                                  converted or consent to the
                                                  conversion to Common Stock.


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            ANTIDILUTION PROTECTION:              The Conversion Price of the
                                                  Series B-1 Stock will be
                                                  subject to adjustment to
                                                  prevent dilution in the event
                                                  that the Company issues
                                                  additional equity securities
                                                  (other than Excluded
                                                  Securities (as defined below))
                                                  at a purchase price less than
                                                  the applicable Conversion
                                                  Price. The Conversion Price
                                                  will be adjusted on a weighted
                                                  average basis. The Conversion
                                                  Price will also be subject to
                                                  proportional adjustment for
                                                  stock splits, stock dividends,
                                                  recapitalizations and the
                                                  like.

                                                  Excluded Securities shall mean
                                                  (a) shares issued upon the
                                                  exercise of stock options that
                                                  are granted under the
                                                  Company's current Stock Option
                                                  Plan and Stock Purchase Plan,
                                                  as such plans are amended from
                                                  time to time upon the approval
                                                  of the Board of Directors, (b)
                                                  shares issued for use as
                                                  consideration in connection
                                                  with mergers with or
                                                  acquisitions of unaffiliated
                                                  entities that are approved by
                                                  the Board, and (b) shares
                                                  issuable upon the conversion
                                                  of the Series A Stock and
                                                  Series B Stock and the Series
                                                  B-1 Stock.

            VOTING RIGHTS:                        The holders of the Series B-1
                                                  Stock will have a right to
                                                  that number of votes equal to
                                                  the number of shares of Common
                                                  Stock issuable upon conversion
                                                  of such stock.


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            REGISTRATION RIGHTS:                  (1) Compulsory Registration.
                                                  The holders of a majority of
                                                  the Series B-1 Stock (or
                                                  Common Stock issued upon
                                                  conversion thereof) will have
                                                  the right to require the
                                                  Company to file one long form
                                                  registration statement
                                                  annually and two registration
                                                  statements annually on Form
                                                  S-3 if such form is available,
                                                  with respect to the Common
                                                  Stock issued upon the
                                                  conversion of the Series B-1
                                                  Stock (the "Registrable
                                                  Shares"), and the Company
                                                  shall take all necessary
                                                  actions to cause such
                                                  registration statements to
                                                  become effective as soon
                                                  thereafter as is permissible
                                                  by the SEC. The Company shall
                                                  keep such registration
                                                  statements current and
                                                  effective until such time as
                                                  each such holder can freely
                                                  trade such shares without
                                                  restriction under the Federal
                                                  securities laws.

                                                  (2) Piggy-Back Registration.
                                                  The holders of the Registrable
                                                  Shares shall be entitled to
                                                  "piggy-back" registration
                                                  rights on registrations by the
                                                  Company for its own account,
                                                  subject to the right of the
                                                  Company and its underwriters
                                                  to reduce the number of shares
                                                  proposed to be registered in
                                                  view of market conditions.

                                                  (3) Expenses. The Company
                                                  shall bear all expenses of the
                                                  registrations and offerings
                                                  (exclusive of underwriting
                                                  discounts and commissions or
                                                  fees of counsel of a selling
                                                  shareholder).

            CLOSING CONDITIONS:                   The conversion of the Loan and
                                                  the issuance of the Series B-1
                                                  Stock is conditioned upon the
                                                  Lenders satisfactorily
                                                  completing commercial and
                                                  legal due diligence, as well
                                                  as the execution of
                                                  agreements, instruments, forms
                                                  and documents deemed necessary
                                                  by the Lenders and the
                                                  Lenders' legal counsel.
                                                  Additionally, the following
                                                  events will occur prior to
                                                  funding by the Lenders:


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                                                  1.  All employment contracts
                                                      will need to be amended to
                                                      the reflect two months of
                                                      severance.

                                                  2.  Unanimous approval by the
                                                      Board of Directors of the
                                                      Company of the
                                                      transactions contemplated
                                                      herein and by the
                                                      definitive legal
                                                      documentation to be
                                                      entered into in connection
                                                      herewith, including,
                                                      without limitation, as may
                                                      be required to make
                                                      inapplicable to the
                                                      Lenders the three-year
                                                      moratorium on certain
                                                      business combinations as
                                                      set forth in the Texas
                                                      "Business Combination
                                                      Law."

                                                  3.  Agreement with GE Access
                                                      with respect to secured
                                                      debt and repayment thereof
                                                      satisfactory to the
                                                      Lenders.

                                                  4.  Compliance by the Company
                                                      with all applicable
                                                      securities and corporate
                                                      laws.

                                                  5.  Establishment of a bank
                                                      line of credit
                                                      satisfactory to Edgewater.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the Parties hereto have executed this Term Sheet as of the 22nd day of September, 2002.


EPICEDGE, INC., a Texas corporation

By:   /s/ Richard Carter
      ------------------------------------
Its:  Chief Executive Officer


EDGEWATER PRIVATE EQUITY FUND III, L.P.

By:   Edgewater III Management, L.P.
Its:  General Partner


By:   Gordon Management, Inc.
Its:  General Partner

By:   /s/ Mark McManigal
      ------------------------------------
Its:  VP
      ------------------------------------


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